Exhibit 99.1

HCMC ANNOUNCES THE ACQUISITION OF GREEN’S NATURAL FOODS, WITH 8 STORES LOCATED IN THE NEW YORK CITY SUBURBS AND NEW JERSEY

Acquisition anticipated to approximately double HCMC annual sales revenue

HOLLYWOOD, FL, October 17, 2022 -- Healthier Choices Management Corp. (OTC Pink: HCMC) today announced the acquisition of Green’s Natural Foods, an organic and natural health food and vitamin chain with eight store locations in New York and Northern New Jersey.

Green’s Natural Foods is a chain of premier natural foods stores, offering organic and all natural products and vitamins from both top national brands as well as locally sourced specialty brands. Green’s Natural Foods offers everything from organic produce, natural groceries, dietary supplements, and freshly prepared food. Green’s Natural Foods sells only USDA certified organic produce.

Jeffrey Holman, CEO of HCMC, made this statement regarding the acquisition, “Green’s Natural Foods significantly accelerates the expansion of our grocery segment. It is yet another step in solidifying our growth initiatives, and based upon past performance, we believe this acquisition should approximately double HCMC’s top line revenue yet again, bringing us to approximately $60,000,000 on an annualized basis.”

Mr. Holman concluded, “We believe this transaction offers compelling value to our shareholders and is a key element in our endeavor to continue building an attractive, growing business with first-class capabilities. We expect to leverage our larger presence and commercial strength to meaningfully accelerate our sales growth while capitalizing on synergies of the business to improve our bottom line.”

About Healthier Choices Management Corp.

Healthier Choices Management Corp. (www.hcmc1.com) is a holding company focused on providing consumers with healthier daily choices with respect to nutrition and other lifestyle alternatives.

Through its wholly owned subsidiary HCMC Intellectual Property Holdings, LLC, the Company manages and intends to expand on its intellectual property portfolio.

Through its wholly owned subsidiaries, Healthy Choice Markets, Inc., Healthy Choice Markets 2, LLC, and Healthy Choice Markets 3, LLC, respectively, the Company operates:

 • Ada’s Natural Market, a natural and organic grocery store offering fresh produce, bulk foods, vitamins and supplements, packaged groceries, meat and seafood, deli, baked goods, dairy products, frozen foods, health & beauty products and natural household items (www.Adasmarket.com)

 • Paradise Health & Nutrition’s three stores that likewise offer fresh produce, bulk foods, vitamins and supplements, packaged groceries, meat and seafood, deli, baked goods, dairy products, frozen foods, health & beauty products and natural household items, (www.ParadiseHealthDirect.com)

 • Mother Earth’s Storehouse, a two-store organic and health food and vitamin chain in New York’s Hudson Valley, which has been in existence for over 40 years. (www.MotherEarthStorehouse.com)

Through its wholly owned subsidiary, Healthy Choice Wellness, LLC, the Company has licensing agreements for Healthy Choice Wellness Centers at the Casbah Spa and Salon in Fort Lauderdale, FL, and Boston Direct Health in Boston, MA. These centers offer multiple IV drip “cocktails” for clients to choose from that are designed to help boost immunity, fight fatigue and stress, reduce inflammation, enhance weight loss, and efficiently deliver antioxidants and anti-aging mixes. Additionally, there are cocktails for health, beauty, and re-hydration. (www.HealthyChoiceWellness.com)

Through its wholly owned subsidiary, Healthy U Wholesale, the Company sells vitamins and supplements, as well as health, beauty and personal care products on its website www.TheVitaminStore.com.

Forward Looking Statements.

This press release contains forward looking statements within the meaning of that term in the Private Securities Litigation Reform Act of 1995 (Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934). Additional written or oral forward-looking statements may be made by the Company from time to time in filings with the Securities and Exchange Commission (SEC) or otherwise. Statements contained in this press release that are not historical facts are forward looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, and are based on management’s estimates, assumptions and projections and are not guarantees of future performance. The Company assumes no obligation to update these statements. Forward looking statements may include, but are not limited to, projections or estimates of revenue, income, or loss, exit costs, cash flow needs and capital expenditures, statements regarding future operations, expansion or restructuring plans, including our recent exit from, and winding down of our wholesale distribution operations. In addition, when used in this release, the words “anticipates,” “believes,” “estimates,” “expects,” “intends,” and “plans” and variations thereof and similar expressions are intended to identify forward looking statements.

Factors that may affect our future results of operations and financial condition include, but are not limited to, fluctuations in demand for our products, the introduction of new products, our ability to maintain customer and strategic business relationships, the impact of competitive products and pricing, growth in targeted markets, the adequacy of our liquidity and financial strength to support its growth, and other information that may be detailed from time-to-time in our filings with the SEC.

Contact Information:

Healthier Choices Management Corp.
3800 North 28TH Way, #1 Hollywood, FL 33020
305-600-5004
Email: ir@hcmc1.com